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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

October 31, 2013

Date of Report (date of Earliest Event Reported)

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GAME PLAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

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NEVADA	333-160730	20-0209899
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

112 Water Street, Suite 500, Boston, MA 02109

 (Address of principal executive offices and zip code)

(617) 512-4453

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02  Unregistered Sales of Equity Securities.

In July 2013, Game Plan Holdings, Inc.’s (the “Company”) management determined that the Company needed to raise capital. One prong of the capital raising strategy focused upon utilizing a warrant to purchase 2,500,000 shares of the Company’s common stock at $0.25 per share held by a family member of Andrew Bachman (the “Relative”), the Company’s Chief Executive Officer (the “Warrant”). To assist the Company in its capital raising efforts, the Relative agreed to assign his rights to purchase shares of the Company’s common stock to a number of investors in exchange for their promise to immediately exercise their right to purchase shares of the Company’s common stock at $0.25. The Relative executed a formal Warrant Assignment, which set forth the individual investors that received a right to purchase shares and the number of shares a particular investor was permitted to purchase. By exercising their right to purchase shares, the investors accepted the assignment and the Company received the $0.25 per share exercise price. On August 1, 2013, the Company received funds from the first investor exercising rights to purchase shares of common stock at $0.25. Funds from the final investor exercising rights to purchase shares of common stock under the Warrant were received on October 24, 2013.  A total of 14 investors exercised rights to purchase shares of common stock under the Warrant from August 1, 2013 through October 24, 2013. A total of 2,320,000 shares were issued and the Company received a total of $580,000 as a result of these exercises. All offers and sales of these shares of common stock subject to the Warrant were exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In addition to the Warrant assignment and exercises, three investors that purchased units containing a warrant in a previous private offering exercised their right to purchase shares. On August 9, 2013, the Company received $25,000 for the purchase of 100,000 shares of the Company’s common stock at $0.25 per share under a warrant. On or around approximately August 16, 2013, the Company received $100,000 for the purchase of 400,000 shares of the Company’s common stock at $0.25 per share under a warrant. Additionally, the Company received $12,500 for the purchase of 50,000 shares of the Company’s common stock at $0.25 per share under a warrant. The Company received the $12,500 on September 9, 2013. These three exercises resulted in the sale of 550,000 shares of the Company’s common stock for a total of $137,500. All of these sales of common stock were exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act.

A second prong of the Company’s capital raising strategy involved a total of 350,000 non-qualified stock options granted to three employees with an exercise price of $0.25. The Company accelerated the vesting schedule of these three options so that the options were exercisable immediately. On August 20, 2013, the Company’s received $5,000 from one employee in order to exercise her right to purchase 20,000 shares of the Company’s common stock. A portion of this option, the right to purchase 30,000 shares, remains unexercised. With the Company’s consent, the other two employees assigned their options to a relative. The two employees did not receive monetary consideration for this assignment. The assignee relative then exercised her right to purchase 300,000 shares. As part of a payment made on August 12, 2013, the Company received $75,000 from the relative for the 300,000 shares. These three exercises resulted in the sale of 320,000 shares of the Company’s common stock for $80,000. The sales of these shares of common stock were exempt from registration pursuant to Section 4(2) or Rule 506 of Regulation D promulgated under the Securities Act.

The third, and final, prong of the Company’s capital raising strategy involved individual exempt sales of common stock to accredited investors. These private placements were conducted pursuant to exemptions from registration under the Securities Act, and the rules promulgated thereunder. Specifically, the Company relied on Rule 506 of Regulation D and other relevant state securities laws exemptions. On September 9, 2013, the Company agreed to sell 42,373 shares of its common stock to an accredited investor in exchange for $20,000. On September 18, 2013, the Company agreed to sell 19,201 shares of its common stock to an accredited investor in exchange for $10,000. On October 28, 2013, the Company agreed to sell 20,833 shares of its common stock to an accredited investor for $10,000. On October 29, 2013, the Company agreed to sell 19,231 shares of its common stock to an accredited investor for $10,000. On October 31, 2013, the Company agreed to sell 56,818 shares of its common stock to an accredited investor for $25,000. The Company ultimately received a total of $75,000 in exchange for selling 158,456 shares of common stock.

On November 14, 2013, the Company determined that it did not wish to accept any further subscriptions. The Company determined that the three pronged effort to raise capital as set forth above was complete. A total of $872,500 was raised.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME PLAN HOLDINGS, INC.

Date: November 25, 2013	By: /s/ Andrew Bachman
Name: Andrew Bachman
Title: Chief Executive Officers

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